Exhibit 10.4

GUARANTY BANCSHARES, INC.

2015 EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION AWARD

Subject to the terms and conditions of this Notice of Stock Option Award (this “Notice”), the Stock Option Award Agreement attached hereto (the “Award Agreement”), and the Guaranty Bancshares, Inc. 2015 Equity Incentive Plan (the “Plan”), the below individual (the “Participant”) is hereby granted an option (the “Option”) to purchase the below number of shares of common stock in Guaranty Bancshares, Inc., a Texas corporation (the “Company”). Unless otherwise specifically indicated, all terms used in this Notice shall have the meaning as set forth in the Award Agreement or the Plan.

Identifying Information:

Participant Name:		Date of Grant:

Address:		Vesting Commencement Date:

Exercise Price per Share:

Type of Option:	☐ Nonstatutory Stock Option ☐ Incentive Stock Option	Total Number of Shares (“Optioned Shares”):

Expiration Date:
[Up to 10 years from Date of Grant]

Vesting Schedule:

Subject to the Participant’s continuous service as a Service Provider, the Optioned Shares shall vest over a five-year period in accordance with the following vesting schedule (the “Vesting Schedule”):

Vesting Date	Nonforfeitable Percentage
1st anniversary of the Vesting Commencement Date	20% shall vest, combined total of 20% vested

2nd anniversary of the Vesting Commencement Date	20% shall vest, combined total of 40% vested

3rd anniversary of the Vesting Commencement Date	20% shall vest, combined total of 60% vested

4th anniversary of the Vesting Commencement Date	20% shall vest, combined total of 80% vested

5th anniversary of the Vesting Commencement Date	20% shall vest, combined total of 100% vested

Notwithstanding the above, the Covered Shares shall automatically become fully vested upon the earlier of: (i) the Participant’s Disability; (ii) the Participant’s death; and (iii) immediately prior to the closing of a Change in Control of the Company.

Maximum Exercise Period:

Pursuant to Section 4 of the Award Agreement and Sections 7(f) and (g) of the Plan, the post-termination exercise period shall be:

Event Triggering Termination of Option	Max Time to Exercise After Triggering Event
Termination of Service Provider status (except as provided below)	90 days
Termination of Service Provider status due to Disability	12 months
Termination of Service Provider status due to death	12 months

[signature page follows]

By the Participant’s signature and the signature of the Company’s representative below, the Participant and the Company agree that the Option granted herein is governed by the terms and conditions of this Notice, the Award Agreement and the Plan.

GUARANTY BANCSHARES, INC.

By:

Title:

Dated:

PARTICIPANT ACKNOWLEDGMENT

The Participant acknowledges receipt of a copy of this Notice, the Award Agreement and the Plan and represents that he or she is familiar with the provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof. The Participant has reviewed this Notice, the Award Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of legal counsel prior to executing this Notice and the Award Agreement, and fully understands all provisions of this Notice, the Award Agreement and the Plan. The Participant hereby agrees that all questions of interpretation and administration relating to this Notice, the Award Agreement and the Plan shall be resolved by the Administrator.

The Participant hereby acknowledges that he or she has had the opportunity to review with his or her own tax advisors the tax consequences of receiving this Notice, the Award Agreement and the Plan, and the transactions contemplated thereby, including any U.S. federal, state and local tax laws, and any other applicable taxing jurisdiction, prior to executing this Notice. The Participant attests that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents or affiliates. Further, the Participant hereby acknowledges and understands that he or she (and not the Company) shall be solely responsible for his or her tax liability that may arise as a result of receiving this Notice and the Award Agreement.

PARTICIPANT:
Signature

Print Name

Dated:

GUARANTY BANCSHARES, INC.

2015 EQUITY INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

Subject to the terms and conditions of the Notice of Stock Option Award (the “Notice”), this Stock Option Award Agreement (this “Award Agreement”) and the 2015 Equity Incentive Plan (the “Plan”), Guaranty Bancshares, Inc., a Texas corporation (the “Company”) hereby grants the individual set forth in the Notice (the “Participant”) an option (the “Option”) to purchase shares of the Company’s common stock. Unless otherwise specifically indicated, all terms used in this Award Agreement shall have the meaning as set forth in the Notice or the Plan.

1.    Grant of the Option. The principal features of the Option, including the number of Optioned Shares subject to the Option, are set forth in the Notice.

2.    Vesting Schedule. Subject to the Participant’s continuous service as a Service Provider, the Optioned Shares shall vest in accordance with the Vesting Schedule provided in the Notice.

3.    Risk of Forfeiture. The Optioned Shares shall be subject to a risk of forfeiture until such time the risk of forfeiture lapses in accordance with the Vesting Schedule. All or any portion of the Optioned Shares subject to a risk of forfeiture shall automatically be forfeited and immediately returned to the Company if the Participant’s continuous status as a Service Provider is interrupted or terminated for any reason other than as permitted under the Plan. Additionally, and notwithstanding anything in the Notice or this Award Agreement to the contrary, the vested and unvested Optioned Shares shall be forfeited if the Participant’s continuous service as a Service Provider is terminated for Cause or if the Participant breaches (as determined by the Board) any provisions of the Notice, this Award Agreement or the Plan. The Company shall implement forfeiture under this Section 3 in a unilateral manner, without the Participant’s consent, and with no payment to the Participant, cash or otherwise, for the forfeited Optioned Shares.

4.    Exercise of Option.

(a)    Right to Exercise. The Optioned Shares shall be exercisable during its term cumulatively according to the Vesting Schedule set forth above and the applicable provisions of the Plan; however, the Optioned Shares shall not be exercised for a fraction of a Share. Additionally, and notwithstanding anything in the Notice, this Award Agreement, the Plan or any other agreement to the contrary, the Participant’s right to exercise vested Optioned Shares shall automatically expire, and the vested Optioned Shares shall automatically terminate upon the end of the period (the “Maximum Exercise Period”) prescribed in the Notice following the earliest of these events: (i) the termination of the status of the Participant as a Service Provider (except as provided below); (ii) the termination of the status of the Participant as a Service Provider due to Disability; and (iii) the termination of the status of the Participant as a Service Provider due to death. As provided under the Plan, and notwithstanding anything to the contrary, all Optioned Shares shall automatically expire and terminate upon the Expiration Date (as set forth in the Notice) to the extent not then exercised. Thereafter, no vested Optioned Shares may be exercised.

(b)    Method of Exercise. The Option shall be exercisable to the extent then vested by delivery of a written exercise notice in the form attached hereto as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be signed by the Participant (or by the Participant’s beneficiary or other person entitled to exercise the Option in the event of the Participant’s death under the Plan) and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Shares exercised in the manner permitted under the Plan. The Option shall be deemed to be exercised as of the date (the “Exercise Date”): (i) the date the Company receives (as determined by the Administrator in its sole, but reasonable, discretion) the fully executed Exercise Notice accompanied by payment of the aggregate Exercise Price; and (ii) all other applicable terms and conditions of this Award Agreement are satisfied in the sole discretion of the Administrator.

(c)    Approval by Shareholders and Compliance Restrictions on Exercise. Notwithstanding any other provision of this Award Agreement to the contrary, no portion of the Option shall be exercisable at any time prior to the approval of the Plan by the shareholders of the Company. No Shares shall be issued pursuant to the exercise of an Option unless the issuance and exercise, including the form of consideration used to pay the Exercise Price, comply with Applicable Laws.

(d)    Issuance of Shares. After receiving the Exercise Notice, the Company shall cause to be issued a certificate or certificates for the Shares as to which the Option has been exercised, registered in the name of the person exercising this Option (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship). The Company shall cause the certificate or certificates to be deposited in escrow or delivered to or upon the order of the person exercising the Option.

5.    Method of Payment. Payment of the aggregate Exercise Price shall be made in cash, by check, by wire transfer of immediately available funds or in any other manner permitted under the Plan.

6.    Non-Transferability of Option. The Option and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) in any manner otherwise than by will or by the laws of descent or distribution, shall not be subject to sale under execution, attachment, levy or similar process and may be exercised during the lifetime of the Participant only by the Participant. The terms of the Notice, this Award Agreement and the Plan shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

7.    Term of Option. The Option shall in any event expire on the Expiration Date set forth in the Notice, and may be exercised prior to the Expiration Date only in accordance with the Plan and the terms of this Award Agreement.

8.    Tax Obligations.

(a)    Withholding Taxes. The Participant shall make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining the Participant) for the satisfaction of all U.S. Federal, state, local and non-U.S. income and employment tax withholding requirements applicable to the Option exercise. The Participant hereby acknowledges, understands and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if the withholding amounts are not delivered at the time of exercise.

(b)    Notice of Disqualifying Disposition of Shares. If the Option granted to the Participant herein is designated as an Incentive Stock Option, and if the Participant sells or otherwise disposes of any of the Shares acquired pursuant to the Incentive Stock Option on or before the later of: (i) the date two years after the Date of Grant and (ii) the date one year after the date of exercise, the Participant shall immediately notify the Company in writing of such disposition. The Participant hereby acknowledges and agrees that the Participant may be subject to income tax withholding by the Company on the compensation income recognized by the Participant in connection with the exercise of the Option.

9.    Adjustment of Shares. In the event of any transaction described in Section 15(a) of the Plan, the terms of the Option (including, without limitation, the number and kind of the Optioned Shares and the Exercise Price) shall be adjusted as set forth therein. This Award Agreement shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer any part of its business or assets.

10.    Legality of Initial Issuance. No Shares shall be issued upon the exercise of the Option unless and until the Company has determined that: (i) the Company and the Participant have taken all actions required to register the Shares under the Securities Act or to perfect an exemption from the registration requirements thereof, if applicable; (ii) all applicable listing requirements of any stock exchange or other securities market on which the Shares are listed has been satisfied; and (iii) any other applicable provision of state or U.S. federal law or other Applicable Laws has been satisfied.

11.    No Registration Rights. The Company may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other Applicable Laws. The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under this Award Agreement to comply with any law.

12.    Securities Law Restrictions. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Shares (including the placement of appropriate legends on share certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other Applicable Laws.

13.    General Provisions.

(a)    Notice. Any notice required by the terms of this Award Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

(b)    Successors and Assigns. Except as provided herein to the contrary, this Award Agreement shall be binding upon and inure to the benefit of the parties to this Award Agreement, their respective successors and permitted assigns.

(c)    No Assignment. Except as otherwise provided in this Award Agreement, the Participant shall not assign any of his or her rights under this Award Agreement without the prior written consent of the Company, which consent may be withheld in its sole discretion. The Company shall be permitted to assign its rights or obligations under this Award Agreement, but no such assignment shall release the Company of any obligations pursuant to this Award Agreement.

(d)    Severability. The validity, legality or enforceability of the remainder of this Award Agreement shall not be affected even if one or more of the provisions of this Award Agreement shall be held to be invalid, illegal or unenforceable in any respect.

(e)    Administration and Interpretation. Any question or dispute regarding the interpretation of the Notice or this Award Agreement or the receipt of the Option hereunder shall be submitted by Participant to the Administrator. Any determination by the Administrator in connection with any question or dispute arising under the Plan or this Award Agreement shall be final, conclusive, and binding on the Participant, the Company, and all other persons.

(f)    Headings. The section headings in this Award Agreement are inserted only as a matter of convenience, and in no way define, limit or interpret the scope of this Award Agreement or of any particular section.

(g)    Counterparts. This Award Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(h)    Entire Agreement; Governing Law. The terms of the Plan, the Notice and the Exercise Notice are incorporated herein by reference. This Award Agreement, the Exercise Notice, the Notice and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant. This Award Agreement is governed by the laws of the State of Texas applicable to contracts executed in and to be performed in that State.

14.    No Guarantee of Continued Service. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING

SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER). THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE OPTION GRANTED HEREUNDER, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

15.    Spousal Consent. To the extent the Participant is married, the Participant agrees to (i) provide the Participant’s spouse with a copy of this Award Agreement prior to its execution by the Participant and (ii) obtain such spouse’s consent to this Award Agreement as evidenced by such spouse’s execution of the Spousal Consent attached hereto as Exhibit B.

16.    Confidentiality, Non-Competition and Non-Solicitation. The effectiveness of the grant of the Option and this Award Agreement is contingent upon the Participant executing the Confidentiality, Non-Competition and Non-Solicitation Agreement attached hereto as Exhibit C. Notwithstanding the foregoing, if as of the date hereof, the Participant is bound by an employment, restrictive covenant or similar agreement with the Company containing a non-competition covenant, the execution of the attached Confidentiality, Non-Competition and Non-Solicitation Agreement will not be a precondition to the effectiveness of the Option and this Award Agreement.

17.    Venue. The Company and the Participant agree that any suit, action or proceeding arising out of or related to the Notice, this Award Agreement or the Plan shall be brought in a court of competent jurisdiction in Titus County, Texas and that all parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 17 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

*  *  *  *  *

EXHIBIT A

GUARANTY BANCSHARES, INC.

2015 EQUITY INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

EXERCISE NOTICE

Guaranty Bancshares, Inc.

100 W. Arkansas Street

Mount Pleasant, Texas 75455

Attention: Secretary

1.    Exercise of Option. Effective as of today,                     ,             , the undersigned (the “Participant”) hereby elects to exercise the Participant’s option to purchase                      shares of common stock (the “Shares”) of Guaranty Bancshares, Inc. (the “Company”), under and pursuant to the Company’s 2015 Equity Incentive Plan (the “Plan”) and the Stock Option Award Agreement dated                     ,              (the “Award Agreement”). Unless otherwise defined herein, the capitalized terms in this notice of exercise (the “Exercise Notice”) shall have the meanings ascribed to those terms in the Plan and the Award Agreement.

2.    Delivery of Payment. The Participant herewith delivers to the Company the full Exercise Price of the Shares with respect to which the Participant is exercising the Option, and any and all withholding taxes due in connection with the exercise of the Option.

3.    Rights as a Shareholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares underlying an unexercised Option. The Shares shall be issued to the Participant as soon as practicable after the Option is exercised in accordance with the Award Agreement. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 15 of the Plan.

4.    Tax Consultation. The Participant hereby acknowledges that he or she understands that the Participant may suffer adverse tax consequences as a result of the Participant’s purchase or disposition of the Shares. The Participant hereby represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the purchase or disposition of the Shares and that the Participant is not relying on the Company for any tax advice.

5.    Compliance with Plan and Award Agreement. The Participant hereby acknowledges that the Participant has received and read, and understands the Plan and the Award Agreement, and agrees to abide by and be bound by their terms and conditions.

6.    Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and the terms and conditions of this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, the terms and conditions of this Exercise Notice shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

7.    Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by the Participant or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

8.    Governing Law; Severability. This Exercise Notice is governed by the laws of the State of Texas applicable to contracts executed in and to be performed in that State.

9.    Entire Agreement. The Notice, the Award Agreement and the Plan are incorporated herein by reference. This Exercise Notice, the Notice, the Award Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant.

[signature page follows]

EXHIBIT A

IN WITNESS WHEREOF, this Exercise Notice is deemed made as of the date first set forth above.

Submitted by:	Accepted by:

PARTICIPANT	GUARANTY BANCSHARES, INC.

Signature	By

Print Name	Title

Address:

Date Received

EXHIBIT B

GUARANTY BANCSHARES, INC.

2015 EQUITY INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

SPOUSAL CONSENT

I, the undersigned, hereby certify that:

1.    I am the spouse of                                                                          .

2.    Each of the undersigned and the undersigned’s spouse is a resident of the State of Texas.

3.    I have read the Guaranty Bancshares, Inc. 2015 Equity Incentive Plan (the “Plan”) and the Stock Option Award Agreement (the “Award Agreement”), by and between Guaranty Bancshares, Inc. (the “Company”), and my spouse. I have had the opportunity to consult independent legal counsel regarding the contents of the Notice of Stock Option Award, the Award Agreement and the Plan.

4.    I understand the terms and conditions of the Award Agreement and the Plan.

5.    I hereby consent to the terms of the Award Agreement and the Plan and to their application to and binding effect upon any community property or other interest I may have in the Option (it being understood that this Spousal Consent shall in no way be construed to create any such interest). I agree that I will take no action at any time to hinder the operation of the transactions contemplated in and by the Award Agreement and the Plan.

IN WITNESS WHEREOF, this Spousal Consent has been executed as of the          day of                     , 20    .

Name:
Signature

Print Name

B-1

EXHIBIT C

GUARANTY BANCSHARES, INC.

2015 EQUITY INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

CONFIDENTIALITY, NON-COMPETITION AND

NON-SOLICITATION AGREEMENT

In consideration of receipt of an award under the Guaranty Bancshares, Inc. 2015 Equity Incentive Plan, Participant and the Company enter into this Confidentiality, Non-Competition and Non-Solicitation Agreement (the “Agreement”), effective as of the date signed by Participant below. For purposes of the Agreement, references to the Company shall include its subsidiaries, affiliates, successors, or assigns. Unless otherwise specifically indicated, all terms used in this Agreement shall have the meaning as set forth in the Plan.

1.    Confidential Information and Trade Secrets of Company. While Participant is a Service Provider, the Company may provide Participant (i) with access to and the opportunity to become familiar with its Confidential Information and Trade Secrets (as defined below); (ii) with initial specialized training concerning its procedures, products, services, methods, systems and operations, and thereafter, continuing training, development and education regarding its procedures, products, services, methods, systems and operations; and (iii) with access to Confidential Information and Trade Secrets about, and the opportunity to develop relationships with, the Company’s employees and customers.

(a)    “Confidential Information and Trade Secrets” may be written, verbal or recorded by electronic, magnetic or other methods, whether or not expressly identified as “confidential” by the Company, and includes, but is not limited to, information regarding past, current and prospective customers, investors and business affiliates, employees, contractors, and the industry of the Company; the books and records of the Company; business strategies and methods, including acquisition plans and opportunities, geographic and branch development and expansion, and other lines of business or business opportunities of the Company; capitalization plans and capital raising strategies and all information related thereto, including, but not limited to, any private offering of securities and any proposed offering of securities; the competitors of the Company and their tactics and strategies; lending practices and activities; financial and sales data, financial models, business projections and market studies of the Company; management systems, policies and procedures; technical information concerning products, equipment, services, and processes, including product and systems specifications, concepts for new or improved products and other product or systems data of the Company; the identities of, and special skills possessed by, the employees of the Company, as well as the contents of any personnel records; the identities of and pricing information about the suppliers, vendors, service providers or consultants of the Company, as well as any related procurement procedures and pricing techniques; training programs, methods or processes developed or utilized by the Company; and computer programs and software developed by the Company or its consultants; as well as any other non-public information relating to the Company or any other present or future subsidiaries and affiliates of the Company, whether or not deemed a “trade secret” under applicable laws. “Confidential Information and Trade Secrets” also includes, but is not limited to, any other proprietary, confidential or business information or documentation of the Company that is protected by or is otherwise defined as trade secrets under any federal or state trade secret laws, and any documents or other materials independently developed using Confidential Information and Trade Secrets.

C-1

(b)    “Company Business” shall mean commercial banking including, but not limited to, personal and business banking, acceptance of deposits and providing deposit products and services, consumer and business lending, mortgage lending, wealth management, trust and estate planning, retirement planning, and asset management.

(c)    Participant acknowledges that all notes, data, forms, reference and training materials, leads, memoranda, computer programs, computer print-outs, disks and the information contained in any computer, whether stored locally at the Company or remotely by the Company or others on behalf of the Company, and any other records which contain, reflect or describe any Confidential Information and Trade Secrets, belong exclusively to the Company. Upon the termination of Participants’ status as a Service Provider, Participant shall promptly return such materials and all copies thereof in Participant’s possession to Company, regardless of the cause of the termination of Participant’s status as a Service Provider.

(d)    For so long as Participant is a Service Provider and thereafter, Participant will not copy, publish, convey, transfer, disclose nor use, directly or indirectly, for Participant’s own benefit or for the benefit of any other person or entity (except the Company) any Confidential Information and Trade Secrets; provided, that any copying or other prohibited use of Confidential Information and Trade Secrets shall not include copying or otherwise using Confidential Information and Trade Secrets in connection with communications with current or potential customers or vendors that the Participant reasonably expects to have a direct benefit to the Company; provided, further, that Participant shall take any steps reasonably necessary to ensure that Confidential Information and Trade Secrets are not disclosed, by Participant or by any such potential customers or vendors, to an extent greater than that which is reasonably required to provide such benefit to the Company. Participant will abide by all rules, guidelines, policies and procedures relating to Confidential Information and Trade Secrets implemented and/or amended from time to time by Company.

2.    Participant Confidentiality Obligations. Participant agrees to keep all such information confidential and not to disclose any such Confidential Information and Trade Secrets, directly or indirectly, to any third party without the prior express written consent of the Company. Participant also agrees not to use such Confidential Information and Trade Secrets in any way, either during the term of this Agreement or at any time thereafter, except as required in the in furtherance of Participant’s duties as a Service Provider. All such Confidential Information and Trade Secrets, including but not limited to files, records, Customer lists, manuals, documents, drawings, specifications, personal notes, personal property and similar items related to the business of the Company, whether or not prepared by Participant, shall remain the exclusive property of the Company.

3.    Return of Documents, Equipment, Etc. Immediately upon the termination of Participant’s status as a Service Provider, or whenever requested by the Company, Participant shall immediately deliver to Human Resources all property of the Company in Participant’s possession or under Participant’s control, including but not limited to all items listed above and all other records, files, lists, supplies, and personal property of the Company.

4.    Confidential Data of Customers of the Company. In the course performing duties to the Company as a Service Provider, Participant may have access to or handle substantial information concerning customers and clients of the Company. All such information is considered confidential by the Company and shall not be disclosed, directly or indirectly, to any person or entity without the prior written consent of the Company.

5.    Non-Competition and Non-Solicitation of Customers, Clients and Participants. Participant agrees that during the time that Participant is a Service Provider and for a period of one (1) year after termination of Participant’s status as a Service Provider (the “Restricted Period”), regardless of whether the termination occurs with or without cause and regardless of who terminates this Agreement, Participant will not directly or indirectly, as an employee, officer, director, shareholder, proprietor, agent, partner, recruiter, consultant, independent contractor or in any other individual or representative capacity engage in any of the Restricted Activities.

(a)    “Restricted Activities” means and includes the following:

(i)    Conducting, engaging or participating, directly or indirectly, as the employee, agent, independent contractor, consultant, advisor, partner, shareholder, investor, lender, underwriter or in any other similar capacity, in any business that competes with any part of the Company Business within the Restricted Area;

(ii)    Recruiting, hiring, and/or attempting to recruit or hire, directly or by assisting others, any other employee, temporary or permanent, contract, part time or full time of the Company or otherwise soliciting any other employee of the Company for any purpose which would directly or indirectly interfere or conflict with the other employee’s employment by the Company. For purposes of this covenant “any other employee” shall refer to employees who provide services to the Company and who are still actively employed by the Company at the time of the attempted recruiting or hiring, or were so employed at any time within twelve (12) months prior to the time of such attempted recruiting or hiring;

(iii)    Using, disclosing, publishing, copying, distributing or communicating any Confidential Information and Trade Secrets to, or for the use or benefit of Participant or any other person or entity other than Company; and

(iv)    Directly or indirectly interfering with any of the Company’s relationships with any of its potential customers, clients, or vendors or any affiliates thereof whom Participant served or whose names became known to Participant during the term of his or her status as a Service Provider.

(b)    “Restricted Area” shall mean any county in which the Company or its subsidiaries maintains an office location, or any county immediately contiguous thereto.

(c)    The Company and Participant acknowledge that the provisions contained in this Section 5 shall not prevent Participant or Participant’s affiliates from owning solely as an investment, directly or indirectly, securities of any publicly traded corporation engaged in the Company Business if Participant and Participant’s affiliates do not, directly or indirectly, beneficially own in the aggregate more than 1% of all classes of outstanding equity securities of such entity.

(d)    Participant and the Company agree that the limitations as to time and scope of activity to be restrained are reasonable and do not impose a greater restraint on Participant than is necessary to protect the property rights and other business interests of Company.

(e)    If Participant fails to comply with, or breaches, or threatens to breach, any of the provisions herein, Company in addition to any other remedies available to it at law or in equity, shall be entitled to immediate injunctive relief to enforce the provisions of this Section 5 and shall be entitled to recover from Participant reasonable attorneys’ fees and other expenses incurred by Company in connection with such proceedings.

6.    Extraordinary Remedies and Attorneys’ Fees. The Company and Participant agree that any breach by Participant of any of the provisions or covenants contained in the Agreement would cause irreparable harm and damage to the Company, in an amount that would be difficult to quantify, measure, or ascertain. Therefore, in the event of a breach of this Agreement by Participant, the Company shall be entitled to relief through restraining order, injunction, and all other available remedies, including claims for monetary damages incurred because of such breach. These remedies may be pursued concurrently and in any order, and the pursuit of any of these remedies shall not be deemed to limit the other remedies available to the Company in law or in equity. If any action at law or in equity, including an action for declaratory or injunctive relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover costs of court and reasonable attorneys’ fees from the other party or parties to such action, which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

7.    Survival of Provisions and Covenants. Each and every provision or covenant contained in this Agreement shall survive the termination of this Agreement as expressly provided herein, and shall constitute an independent agreement between Participant and the Company. Further, the existence of any claim by Participant against the Company shall not constitute a defense to the enforcement of its rights by the Company.

8.    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable in any respect, that provision will be fully severable, and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable had never been contained herein; the remaining provisions of this Agreement will remain in full force and effect and will not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as possible and still be legal, valid and enforceable. Further, to the extent that any provision is determined to be broader than is otherwise enforceable, the parties agree that a court of competent jurisdiction should seek to reform that provision in a manner so that it may be enforced to the maximum extent permitted under applicable law.

9.    Assignment. This Agreement is binding upon and shall inure to the benefit of the parties hereto, together with their respective executors, administrators, successors, personal representatives, heirs, and assigns. Notwithstanding the foregoing, the rights, duties and benefits to Participant hereunder are personal to Participant, and no such right or benefit may be assigned by it. The Company shall have the right to assign or transfer this Agreement to its successors or assigns upon written notice to Participant. The terms “successors” and “assigns” shall include any person, corporation, partnership or other entity that buys all or substantially all of Company’s assets or all of its stock, or with which Company merges or consolidates. Any purported assignment of this Agreement, other than as provided above, shall be void.

10.    Governing Law and Venue. This Agreement shall be governed by, and construed in accordance with, the procedural and substantive laws of the State of Texas. The Company and Participant irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state or federal courts located in Titus County, Texas as the sole venue and location for any actions, suits, or proceedings arising out of or relating to any aspect of this Agreement and all issues arising out of or relating to the Service Provider relationship between the Company and Participant.

11.    Participant Acknowledgement. Participant recognizes and acknowledges that Participant has freely entered into this Agreement for the full consideration expressed herein, the sufficiency and receipt of which Participant hereby acknowledges, and that Participant has had the opportunity to consult with counsel of Participant’s choice with full knowledge and careful consideration of the consequences and meaning of execution of this Agreement.

12.    Entire Agreement. Upon Participant’s acceptance, this letter will contain the entire agreement and understanding between Participant and the Company with respect to the matters addressed herein and shall supersede any prior or contemporaneous agreements, understandings, communications, offers, representations, warranties, or commitments by or on behalf of the Company and its affiliates (oral or written). The terms of this Agreement may in the future be amended, but only in writing signed by both Participant and a duly authorized officer of the Company.

[signature page follows]

[Signature Page to Confidentiality, Non-Competition and Non-Solicitation Agreement]

AGREED AND ACCEPTED:	AGREED AND ACCEPTED:

GUARANTY BANCSHARES, INC.	PARTICIPANT

By:

Its:	Name:

Date:	Date: